REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2014.  The Operating Expense Limit for each Fund is as follows:

Name of Fund                                              Expense Limitation
AZL Allianz AGIC Opportunity Fund 1.35%
AZL BlackRock Capital Appreciation Fund 1.20%
AZL BlackRock Global Allocation Fund 1.19%
AZL Columbia Mid Cap Value Fund 1.30%
AZL Columbia Small Cap Value Fund
Class 1 shares 1.10%
Class 2 shares 1.35%
AZL Davis New York Venture Fund
Class 1 shares 0.95%
Class 2 shares 1.20%
AZL Dreyfus Research Growth Fund 1.20%
AZL Enhanced Bond Index Fund 0.70%
AZL Federated Clover Small Value Fund 1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund 1.20%
AZL Gateway Fund 1.25%
AZL International Index Fund 0.77%
AZL Invesco Equity and Income Fund 1.20%
AZL Invesco Growth and Income Fund 1.20%
AZL Invesco International Equity Fund 1.45%
AZL JPMorgan International Opportunities Fund1.39%

Name of Fund                                                Expense Limitation
AZL JPMorgan U.S. Equity Fund
Class 1 shares 0.95%
Class 2 shares 1.20%
AZL MFS Investors Trust Fund 1.20%
AZL MFS Value Fund 1.20%
AZL Mid Cap Index Fund 0.71%
AZL Money Market Fund 0.87%
AZL Morgan Stanley Global Real Estate Fund1.35%
AZL Morgan Stanley Mid Cap Growth Fund1.30%
AZL NFJ International Value Fund 1.45%
AZL Oppenheimer Discovery Fund 1.35%
AZL Pyramis Core Bond Fund 0.95%
AZL Russell 1000 Growth Index Fund 0.84%
AZL Russell 1000 Value Index Fund 0.84%
AZL S&P 500 Index Fund
Class 1 shares 0.46%
Class 2 shares 0.71%
AZL Schroder Emerging Markets Equity Fund
Class 1 shares 1.40%
Class 2 shares 1.65%
AZL Small Cap Stock Index Fund 0.71%

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:      /s/ Mike Tanski
Name:  Mike Tanski
Title: Vice President, Operations

ALLIANZ INVESTMENT MANAGEMENT LLC

By:     /s/ Michael D. Scriver
Name:  Michael D. Scriver
Title:  Vice President, Investment Management

Updated:  10/09/2012